Exhibit 16

                                     [LOGO]
                       MAHONEY COHEN & COMPANY, CPA, P.C.


                                                                 January 8, 2009


Securities and Exchange Commission
100 F Street, N.E.
Washington D.C. 20549-7561


Dear Sirs/Madams:

We have read ICTS International N.V.'s statements included under Item 4.01 of its Form 6-K filed on January 8, 2009 and we agree with such statements concerning our firm.


                                        Mahoney Cohen & Company, CPA, P.C.






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
An independent member firm of            1065 AVENUE OF THE AMERICAS NEW YORK, NY 10018               TEL 212 790-5700
       MOORE STEPHENS                                                                                 FAX 212 398-0267
   INTERNATIONAL LIMITED                                                                              WWW.MAHONEYCOHEN.COM
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